SHOWBOAT, INC.


                       1994 Executive Long Term Incentive Plan



          1.   Purpose

               The 1994 Executive Long Term Incentive Plan (the "Plan") is intended to promote the interest of Showboat, Inc. and its subsidiaries (collectively the "Corporation") by offering those executive officers and key employees of the Corporation who are primarily responsible for the management, growth and success of the business of the Corporation the opportunity to participate in a long-term incentive plan designed to reward them for their services and to encourage them to continue in the employ of the Corporation.

          2.   Definitions

               For all purposes of this Plan, the following terms shall have the following meanings:

               "Common Stock" means Showboat, Inc. common stock, $1.00 par value.

               "ISO" means incentive stock options qualified under Section 422 of the Internal Revenue Code of 1986, as amended.

               "Non-qualified Options" means stock options not qualified under Section 422 of the Internal Revenue Code of 1986, as amended.

               "Restricted Shares" means shares of Common Stock which are issued with transfer and other restrictions pursuant to the Plan.

               "SBI" means Showboat, Inc.

               "Subsidiary" means any company or partnership of which SBI owns, directly or indirectly, a portion of the combined voting power of all classes of stock or partnership interests.

          3.   Administration

               The Plan shall be administered by a Committee (the "Committee") of not less than two non-employee directors of SBI selected by, and serving at the pleasure of, SBI's Board of Directors ("SBI Board"). Directors who are also employees of SBI or any Subsidiary, or who have been such employees within one year, may not serve on the Committee.

               Initially, the Subsidiary will recommend to the Committee persons to whom awards may be granted. The Committee then shall have the authority, subject to the terms of the Plan, to determine, based upon recommendations from the Subsidiaries, the persons to whom awards shall be granted ("Participants") the number of shares covered by each award, the time or times at which awards shall be granted, the timing of when awards shall vest, and the terms and provisions of the instruments by which awards shall be evidenced; and to interpret the Plan and make all determinations necessary or advisable for its administration.
          The Committee shall notify the SBI Board of all decisions concerning awards granted to Participants under the Plan, the interpretation thereof, and determinations concerning its administration.

          4.   Eligibility

               Only employees who serve as executives or other key employees of the Corporation shall be granted awards.

          5.   Stock Subject to the Plan

               The stock from which awards may be granted shall be shares of Common Stock. When Restricted Shares are vested or when options are exercised, SBI may either issue authorized but unissued Common Stock or SBI or the Subsidiary which employs the Participant, may transfer issued Common Stock held in its treasury. Each of the respective Boards of the Corporation will fund the Plan to the extent so required to provide Common Stock for the benefit of Participants employed by SBI or the Subsidiary, respectively. The total number of shares of Common Stock which may be granted as Restricted Shares or stock options shall not exceed, in the aggregate, 2,000,000 shares in total. Any Restricted Shares awarded and later forfeited are again subject to award under the Plan. If an option expires, or is otherwise terminated prior to its exercise, the shares of Common Stock covered by such an option immediately prior to such expiration or other termination shall continue to be available for grant under the Plan.

          6.   Granting of Options

               The date of grant of options to Participants under the Plan will be the date on which the options are awarded by the Committee. The grant of any option to any Participant shall neither entitle nor disqualify such Participant from participating in any subsequent grant of options.

          7.   Terms and Conditions of Options

               Options shall be designated Non-qualified Options or Incentive Stock Options qualified under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and shall be evidenced by written instruments approved by the Committee. Such instruments shall conform to the following terms and conditions.

               7.1  Option price

                    The option price per share for Incentive Stock Options shall be the fair market value of the Common Stock under option on the day the option is granted, which shall be an amount equal to the closing price of the Common Stock on the Consolidated Trading Tape on that day or, if no sale of Common Stock is recorded on such Tape on that day, then on the next preceding day on which there was such a sale. The price for Non-qualified Options shall be an amount equal to the closing price of the Common Stock under option as determined above. The option price shall be paid (i) in cash or (ii) in Common Stock having a fair market value equal to such option price or (iii) in a combination of cash and Common Stock. The fair market value of Common Stock delivered to the Corporation pursuant to the immediately preceding sentence shall be determined on the basis of the closing price for the Common Stock on the Consolidated Trading Tape on the day of exercise or, if there was no such sale on the day of exercise, on the day next preceding the day of exercise on which there was such a sale. Notwithstanding the above, no Incentive Stock Option shall be granted to any person who, at the time the option is granted, owns (within the meaning of Section 425(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of SBI or of any Subsidiary, unless at the time the Incentive Stock Option is granted to such person the option price is at least 110% of the fair market value (as described above) of the shares subject to the option and the term is not more than five years.

               7.2  Term and exercise of options

                    Except in special circumstances, each option shall expire on the tenth anniversary of the date of its grant and shall be exercisable according to a vesting schedule to be determined by the Committee. However the Committee may include in any option instrument, initially or by amendment at any time, a provision making any installment or installments exercisable at such earlier date, if the Committee deems such provision to be in the interests of the Corporation or necessary to realize the reasonable expectation of the optionee.

                    After becoming exercisable, each installment shall remain exercisable until expiration or termination of the option. After becoming exercisable an option may be exercised by the optionee from time to time, in whole or part, up to the total number of shares with respect to which it is then exercisable. The Committee may provide that payment of the option exercise price may be made following delivery of the certificate for the exercised shares.

                    Upon the exercise of a stock option, the purchase price will be payable in full in cash or its equivalent in property acceptable to SBI or the Subsidiary which employs the Participant. In the discretion of the Subsidiary which employs the Participant grantee, the purchase price may be paid by the assignment and delivery to SBI or Subsidiary who employs the Participant of shares of Common Stock or a combination of cash and such shares equal in value to the purchase price. Any shares of Common Stock so assigned and delivered to SBI or the Subsidiary, as applicable, in payment or partial payment of the purchase price will be valued at Fair Market Value on the exercise date. Upon the exercise of a Non-qualified Option, the Participant may (a) direct SBI or the employing Subsidiary to withhold from the shares of Common Stock to be issued to the Participant the number of shares necessary to satisfy SBI's or the Subsidiary's, as applicable, obligation to withhold Federal taxes, such determination to be based on the shares Fair Market Value on the date of exercise, (b) deliver to SBI or the employing Subsidiary sufficient shares of Common Stock (based upon the Fair Market Value at date of exercise) to satisfy SBI's or the employing Subsidiary's, as applicable, withholding obligations, based on the shares Fair Market Value as of the date of exercise, or (c) deliver sufficient cash to SBI or the employing Subsidiary to satisfy its respective Federal tax withholding obligations. Participants who elect to use the stock withholding feature must make that election at the time and in the manner prescribed by the Committee.

               7.3  Termination of employment

                    If an optionee ceases, other than by reason of death or retirement as determined under any of the Corporation's pension plans, to be employed by the Corporation, all options granted to such optionee and exercisable on the date of termination of employment shall expire on the earlier of (i) the tenth anniversary after the date, of grant or (ii) one month after the day such optionee's employment ends.

                    If an optionee retires, all options granted to such optionee, and exercisable on the date of such optionee's retirement shall expire on the earlier of (i) the tenth anniversary after the date of grant or (ii) the third anniversary of the day of such optionee's retirement. Any installment not exercisable on the date of such termination or retirement shall expire and be thenceforth unexercisable. Whether authorized leave of absence or absence in military or governmental service may constitute employment for the purposes of the Plan shall be conclusively determined by the Committee. The Committee can increase or reduce the amount of options that are exercisable up to but not exceeding the tenth anniversary of the date of grant, in the event of optionee termination for other than death or retirement.

               7.4  Exercise upon death of optionee

                    If an optionee dies, the option may be exercised, to the extent of the number of shares that the optionee could have exercised on the date of such death, by the optionee's estate, personal representative or beneficiary who acquires the option by will or by the laws of descent and distribution. Such exercise may be made at any time prior to the earlier of (i) the tenth anniversary after the date of grant or (ii) the third anniversary of such optionee's death. On the earlier of such dates, the option shall terminate. The Committee may approve all cash payments to the estate of an optionee if circumstances warrant such a decision.

               7.5  Assignability

                    No option shall be assignable or transferable by the optionee except by will or by the laws of descent and distribution and during the lifetime of the optionee the option shall be exercisable only by such optionee.

               7.6  Limitation on Incentive Stock Options

                    During a calendar year, the aggregate fair market value of the option stock (determined at the time of the ISO grant) for which ISOs are exercisable for the first time under the Plan, cannot exceed $100,000.

          8.   Restricted Share Awards

               8.1  Grant of Restricted Share Awards

                    The Committee will determine for each Participant the time or times when Restricted Shares shall be awarded and the number of shares of Common Stock to be covered by each Restricted Share Award.

               8.2  Restrictions

                    Shares of Common Stock issued to a Participant as a Restricted Share Award will be subject to the following restrictions ("Share Restrictions"):

                    (a) Except as set forth in Sections 8.4 and 8.5, all of the Restricted Shares subject to a Restricted Award will be forfeited and returned to SBI or, in the event such Restricted Shares were provided to the Participant from shares of Common Stock purchased by the Subsidiary, then the Restricted Shares will be returned to the Subsidiary. In either case, all rights of the Participant to such Restricted Shares will terminate without any payment of consideration by SBI or the employing Subsidiary unless the Participant remains in the continuous employment (employment may include consulting agreements) of SBI or a Subsidiary for a period of time determined by the Committee.

                    (b) During the Restriction Period relating to a Restricted Share Award, none of the Restricted Shares subject to such award may be sold, assigned, bequeathed, transferred, pledged, hypothecated or otherwise disposed of in any way by the Participant. "Restriction Period" shall mean the period of time in which the Restricted Shares shall vest. Subject to Sections
          8.4 and 10, the Restriction Period shall not be less than three years.

                    (c) The Committee may require the Participant to enter into an escrow agreement providing that the certificates representing Restricted Shares sold or granted pursuant to the Plan will remain in the physical custody of SBI or the employing Subsidiary or an escrow holder during the Restriction Period.

                    (d) Each certificate representing a Restricted Share sold or granted pursuant to the Plan will bear a legend making appropriate reference to the restrictions imposed on the Restricted Share.

                    (e) The Committee may impose other restrictions on any Restricted Shares sold pursuant to the Plan as it may deem advisable, including without limitation, restrictions under the Securities Act of 1933, as amended, under the requirements of any stock exchange upon which such share or shares of the same class are then listed and under any state securities laws or other securities laws applicable to such shares.

               8.3  Rights as a Shareholder

                    Except as set forth in Section 8.2(b), the recipient of a Restricted Share Award will have all of the rights of a shareholder of SBI with respect to the Restricted Shares, including the right to vote the Restricted Shares and to receive all dividends or other distributions made with respect to the Restricted Shares.

               8.4  Lapse of Restrictions at Termination of Employment

                    In the event of the termination of employment of a Participant during the Restriction Period by reason of death, total and permanent disability, retirement as determined under any of the Corporation's pension plans, or discharge from employment other than a discharge for cause, the Committee may, at its discretion, remove Share Restrictions on Restricted Shares subject to a Restricted Share Award.

                    Restricted Shares to which the Share Restrictions have not so lapsed will be forfeited and returned to the Corporation as provided in Section 8.2(a).

               8.5  Lapse of Restrictions at Discretion of the Committee

                    The Committee may shorten the Restriction Period or remove any or all Share Restrictions if, in the exercise of its absolute discretion, it determines that such action is in the best interests of the Corporation and equitable to the Participant. Notwithstanding the foregoing, the Committee shall not shorten the Restriction Period to a period which is less than three years.

               8.6  Listing and Registration of Shares

                    SBI may, in its discretion, postpone the issuance and/or delivery of Restricted Shares until completion of stock exchange listing, or registration, or other qualification of such Restricted Shares under any law, rule or regulation.

               8.7  Designation of Beneficiary

                    A Participant may, with the consent of the Committee, designate a person or persons to receive, in the event of death, any Restricted Shares to which such Participant would then be entitled. Such designation will be made upon forms supplied by and delivered to the Committee and may be revoked in writing by the Participant. If a Participant fails effectively to designate a beneficiary, then such Participant's estate will deemed to be the beneficiary.

               8.8  Withholding of Taxes for Restricted Shares

                    When the Participant, as holder of the Restricted Shares, recognizes income, either on the Date of Grant or the date the restrictions lapse, the Participant may (i) direct SBI or the Subsidiary, as applicable, to withhold from the shares of Common Stock, the number of shares necessary to satisfy SBI's or the Subsidiary's, as applicable, obligation to withhold Federal taxes, such determination to be based on the shares' Fair Market Value as of the date income is recognized, (ii) deliver to SBI or the employing Subsidiary sufficient shares of Common Stock (based on the Fair Market Value on the date income is recognized) to satisfy SBI's or the Subsidiary's, as applicable, withholding obligations based on the shares' Fair Market Value on the date the income is recognized, or (iii) deliver sufficient cash to SBI or the Subsidiary, as applicable, to satisfy its respective Federal tax withholding obligations. Participants who elect to use the stock withholding feature must make that election at the time and in the manner prescribed by the Committee.

          9.   Capital Adjustments

               The number and price of Common Stock covered by each award of options and/or Restricted Shares and the total number of shares that may be granted or sold under the Plan shall be proportionally adjusted to reflect, as deemed equitable and appropriate by the Committee and subject to any required action by shareholders, any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares or other similar corporate change.

          10.  Change of Control

               Notwithstanding the provisions of Section 9, in the event of a change of control, all share restrictions on all Restricted Shares will lapse and vesting on all unexercised stock options will accelerate to the change of control date. For purposes of this plan, a "Change of Control" of SBI shall be deemed to have occurred at such time as (a) any "person" (as term is used in Section 13(d) and 14(d) of the Exchange Act) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
          Act), directly or indirectly, of securities of SBI representing 25.0% or more of the combined voting power of SBI's outstanding securities ordinarily having the right to vote at the election of directors; or (b) individuals who constitute the Board of Directors of SBI on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by at least a majority of the directors comprising the Incumbent Board, or whose nomination or election was approved by a majority of the Board of Directors of SBI serving under an Incumbent Board, shall be, for purposes of this clause (b), considered as he or she were a member of the Incumbent Board; or (c) merger, consolidation or sale of all or substantially all the assets of SBI occurs, unless such merger or consolidation shall have been affirmatively recommended to SBI's stockholders by a majority of the Incumbent Board; or (d) a proxy statement soliciting proxies from stockholders of SBI, by someone other than the current management of SBI seeking stockholder approval of a plan or reorganization, merger or consolidation of SBI with one or more corporations as a result of which the outstanding shares of SBI's securities are actually exchanged for or converted into cash or property or securities not issued by SBI unless the reorganization, merger or consolidation shall have been affirmatively recommended to SBI's stockholders by a majority of the Incumbent Board.

          11.  Approvals

               The issuance of shares pursuant to this Plan is expressly conditioned upon obtaining all necessary approvals from the Nevada Gaming Commission, the New Jersey Casino Control
          Commission, the Louisiana Riverboat Gaming Commission, and upon obtaining shareholder approval of the Plan.

          12.  Effective Date of Plan

               The effective date of the Plan is May 27, 1994. The Plan will become effective as of that date provided that the Plan receives the approval of the holders of a majority of the outstanding Common Stock at SBI's 1994 Annual Meeting of Shareholders. If such approval is not forthcoming, the Plan shall be null and void.


          13.  Term:  Amendment of Plan

               This Plan shall expire on May 26, 2004, (except to options outstanding on that date). SBI's Board may terminate or amend the Plan in any respect at any time, except that, without the approval of the holders of a majority of the outstanding Common
          Stock: the total number of shares that may be sold, issued or transferred under the Plan may not be increased (except by adjustment pursuant to Section 9); the provisions of Section 4 regarding eligibility may not be modified; the purchase price at which shares may be offered pursuant to options may not be reduced (except by adjustment pursuant to Section 9); and the expiration date of the Plan may not be extended and no change may be made which would cause the Plan not to comply with Rule 16(b)3 of the Securities Exchange Act of 1934, as amended from time to time. No action of the SBI Board or SBI's shareholders, however, may, without the consent of an optionee, alter or impair such optionee's rights under any option previously granted.

          14.  No Right of Employment

               Neither the action of the Corporation in establishing this Plan, nor any action taken by any Board of SBI or any Subsidiary or the Committee under the Plan, nor any provision of the Plan itself, shall be construed to limit in any way the right of the Corporation to terminate a Participant's employment at any time; nor shall it be evidence of any agreement or understanding, expressed or implied, that the Corporation will employ an employee in any particular position nor ensure participation in any future compensation or stock purchase program.

          15.  Withholding Taxes

               SBI or the Subsidiary, as applicable, shall have the right to deduct withholding taxes from any payments made pursuant to the Plan or to make such other provisions as it deems necessary or appropriate to satisfy its obligations to withhold Federal, state or local income or other taxes incurred by reason of payments or the issuance of Common Stock under the Plan.
          Whenever under the Plan, Common Stock is to be delivered upon vesting of Restricted Shares or exercise of an option, the Committee shall be entitled to require as a condition of delivery that the Participant remit an amount sufficient to satisfy all Federal, state and other government withholding tax requirements related thereto.

          16.  Plan not a Trust

               Nothing contained in the Plan and no action taken pursuant to the Plan shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Corporation and any Participant, the executor, administrator or other personal representative, or designated beneficiary of such Participant, or any other persons. Any reserves that may be established by the Corporation in connection with the Plan shall continue to be part of the general funds of the Corporation and no individual or entity other than the Corporation shall have any interest in such funds until paid to a Participant. If and to the extent that any Participant of such Participant's executor, administrator or other personal representative, as the case may be, acquires a right to receive any payment from the Corporation pursuant to the Plan, such right shall be no greater than the right of an unsecured general creditor of the Corporation.

          17.  Notices

               Each Participant shall be responsible for furnishing the Committee with the current and proper address for the mailing of notices and delivery of agreements, Common Stock and cash pursuant to the Plan. Any notices required or permitted to be given shall be deemed given if directed to the person to whom addressed at such address and mailed by regular United States mail, first-class and prepaid. If any item mailed to such address is returned as undeliverable to the addressee, mailing will be suspended until the Participant furnishes the proper address. This provision shall not be construed as requiring the mailing of any notice or notification if such notice is not required under the terms of the Plan or any applicable law.

          18.  Separability of Provisions

               If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provisions had not been included.

          19.  Payment to Minors, etc.

               Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipting therefor shall be deemed paid when paid to such person's guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Corporation and other parties with respect thereto.
          20.  Headings and Captions

               The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

          21.  Controlling Law

               This Plan shall be construed and enforced according to the laws of the State of Nevada except as otherwise required by the laws of the State of New Jersey and the laws of the State of Louisiana and to the extent not preempted by Federal law, which shall otherwise control.